AMENDMENT NO. 27 TO MANAGEMENT AGREEMENT


         This Amendment No. 27 to the Management Agreement dated December 8, 2000 as amended on February 12, 2001, October 1, 2001, May 1, 2002, January 1, 2003, May 1, 2003, December 1, 2003, January 1, 2004, April 30, 2004, January 1,
2005, April 30, 2005, July 1, 2005, September 30, 2005, November 1, 2005,
December 1, 2005, December 19, 2005, January 1, 2006, May 1, 2006, October 1, 2006, November 1, 2006, January 1, 2007, April 30, 2007 and October 31, 2007
(the "Agreement"), by and between Met Investors Series Trust and Met Investors Advisory Corp. (now known as Met Investors Advisory, LLC) (the "Manager"), is entered into effective the 1st day of November, 2007.

          WHEREAS the Agreement provides for the Manager to provide certain services to the Trust for which the Manager is to receive agreed upon fees; and

          WHEREAS the Manager and the Trust desire to make certain changes to the Agreement;

          NOW, THEREFORE, the Manager and the Trust hereby agree that the Agreement is amended as follows:

1. Schedule A of the Agreement hereby is amended to revise the compensation payable with regard to the following Portfolio:



                                                                         Percentage of average daily net assets
                            Portfolio
------------------------------------------------------------------ ---------------------------------------------------
------------------------------------------------------------------ ---------------------------------------------------

Pioneer Strategic Income Portfolio                                    0.60% of first  $500  million of such  assets  plus 0.55% of such assets over $500 million up to $1 billion plus 0.53% of such assets over $1 billion




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2. All other terms and conditions of the Agreement shall remain in full force and effect.


IN WITNESS WHEREOF, the parties hereto have caused this Amendment to be executed on the 1st day of November 2007.


MET INVESTORS SERIES TRUST                  MET INVESTORS ADVISORY, LLC


By:______________________                   By:_______________________
     Name:                                    Name:
     Title:                                   Title: